Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL REPORTS DILUTED EPS OF $0.33,

A LINKED QUARTER INCREASE OF 43.5%, FOR THE THIRD QUARTER OF 2012

NASHVILLE, Tenn., Oct. 16, 2012 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per diluted common share available to common stockholders was $0.33 for the quarter ended Sept. 30, 2012, compared to net income per diluted common share available to common stockholders of $0.72 for the quarter ended Sept. 30, 2011. Net income per diluted common share available to common stockholders was $0.76 for the nine months ended Sept. 30, 2012, compared to net income per diluted common share available to common stockholders of $0.92 for the nine months ended Sept. 30, 2011.

Net income per diluted common share for the quarter and year-to-date periods ended Sept. 30, 2011, included an income tax benefit of $22.5 million, or $0.51 per diluted common share, as a result of last year’s release of the valuation allowance for deferred tax assets. Financial results for the nine-month period ended Sept. 30, 2012, also include accretion of $1.7 million for the remaining preferred stock discount associated with the TARP preferred stock redemption. Excluding the tax benefit from the release of the valuation allowance and the impact of the accelerated accretion of the preferred stock discount, net income per diluted common share available to common stockholders for the three- and nine-month periods ended Sept. 30, 2012, was approximately 57 percent and 98 percent higher than the same periods in 2011.

“We continued the meaningful expansion of the core earnings capacity of the firm during the third quarter, increasing loans at a linked-quarter annualized growth rate of 9.4 percent and increasing our net interest margin for the eighth consecutive quarter,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “Additionally, we reduced nonperforming assets by 11.9 percent over the prior quarter as we continue our balance sheet rehabilitation.”

Building the Core Earnings Capacity of the Firm

•

Loans at Sept. 30, 2012, were $3.53 billion, an increase of $80.5 million from June 30, 2012. Commercial and industrial loans plus owner-occupied commercial real estate loans were $1.88 billion at Sept. 30, 2012, an increase of $53.0 million from June 30, 2012, an annualized growth rate of 11.3 percent and the ninth consecutive quarter of net growth.

•

Since expanding to Knoxville in the summer of 2007, Pinnacle has continued its strong growth in that market. The Knoxville footprint reached $594.2 million in loans at the end of the third quarter of 2012, up from $577.9 million at June 30, 2012, and an increase of 11.8 percent from $531.2 million at Sept. 30, 2011.

•	Average balances of noninterest bearing deposit accounts were $799.5 million in the third quarter of 2012, up 5.8 percent over second quarter of 2012 and 19.0 percent over the same quarter last year.

•

Revenue for the quarter ended Sept. 30, 2012, amounted to $51.4 million, compared to $48.4 million for the same quarter of last year. Revenue increased 2.5 percent over the quarter ended June 30, 2012, or 10.1 percent on an annualized basis.

•	Net interest margin increased to 3.78 percent for the quarter ended Sept. 30, 2012, up from 3.76 percent last quarter and from 3.60 percent for the quarter ended Sept. 30, 2011.

•	Pre-tax pre-provision income was $17.8 million for the quarter ended Sept. 30, 2012, up 9.9 percent over last quarter and 39.4 percent over the same quarter last year.

“The continued growth in our loan volumes is the foundation for our ongoing revenue and earnings growth,” Turner said. “Our financial advisors have done a remarkable job in positioning Pinnacle as the ‘go to’ bank in Nashville and Knoxville for small- and medium-sized businesses, their owners and their employees. Our recent success in hiring a group of highly experienced bankers is already impacting our loan growth. Consequently, we expect them to accelerate our growth over the next two to three years.”

Aggressively Dealing with Credit Issues

•	The allowance for loan losses represented 1.96 percent of total loans at Sept. 30, 2012, compared to 2.02 percent at June 30, 2012, and 2.31 percent at Sept. 30, 2011.

•

Net charge-offs were $1.9 million for the quarter ended Sept. 30, 2012, compared to $5.7 million for the quarter ended Sept. 30, 2011, and $2.4 million for the second quarter of 2012. Annualized net charge-offs for the three and nine months ended Sept. 30, 2012, were 0.22 percent and 0.31 percent, respectively.

•

Provision for loan losses expense decreased from $3.6 million for the third quarter of 2011 to $1.4 million for the third quarter of 2012. The results reflect substantial improvement in the credit quality of the loan portfolio compared to the same period in 2011 and a meaningful reduction in net charge-offs.

•	Nonperforming assets declined by $7.9 million from June 30, 2012, a linked-quarter reduction of 11.9 percent and the ninth consecutive quarterly reduction.

•	Nonperforming assets were 1.65 percent of total loans plus other real estate at Sept. 30, 2012, compared to 1.91 percent at June 30, 2012, and 3.05 percent at Sept. 30, 2011.

•

Nonperforming loans declined by $4.3 million during the third quarter of 2012, a linked-quarter reduction of 10.4 percent and the 10th consecutive quarterly reduction. Nonperforming loans are down 33.1 percent from Sept. 30, 2011. Nonperforming loan inflows were $4.6 million during the third quarter of 2012, a linked-quarter decrease of 61.7 percent. Nonperforming loan inflows were also down 73.9 percent from the third quarter a year ago.

•	The ratio of the allowance for loan losses to nonperforming loans increased to 188.9 percent at Sept. 30, 2012, from 170.5 percent at June 30, 2012, and 137.0 percent at Sept. 30, 2011.

•	Other real estate declined by 14.3 percent, or $3.6 million, during the third quarter of 2012, compared to the second quarter of 2012, inclusive of $1.4 million in property foreclosures.

•	Troubled debt restructurings decreased by $2.5 million between June 30, 2012, and Sept. 30, 2012.

•

Potential problem loans, which are classified loans that continue to accrue interest, declined by $9.9 million from June 30, 2012, a linked-quarter reduction of 8.9 percent. Potential problem loans are down from $131.0 million at Sept. 30, 2011, to $100.7 million at Sept. 30, 2012, a decrease of 23.2 percent. Potential problem loans are down by 68.3 percent from their peak in June 2010.

“One of our primary priorities for the last three years has been to rehabilitate the balance sheet and return to normalized credit metrics,” Turner said. “With an annualized net charge-off rate of 0.22 percent, minimal problem loan inflows and a nonperforming assets to total loans plus OREO ratio of 1.65 percent, we continued our forward progress toward the completion of that rehabilitation during the third quarter.”

The following is a summary of the activity in various nonperforming asset and troubled debt restructuring categories for the quarter ended Sept. 30, 2012:

(in thousands)	Balances June 30, 2012	Payments, Sales and Reductions	Foreclosures	Inflows	Balances Sept. 30, 2012
Troubled debt restructurings:
Commercial real estate – mortgage	$19,040	(3,162)	—	753	$16,631
Consumer real estate – mortgage	6,045	(14)	—	—	6,031
Construction and land development	434	(62)	—	—	372
Commercial and industrial	983	(48)	—	—	935
Consumer and other	124	(3)	—	—	121

Totals	26,626	(3,289)	—	753	24,090

Nonperforming loans:
Commercial real estate – mortgage	15,236	(1,260)	(725)	1,732	14,983
Consumer real estate – mortgage	13,644	(4,272)	(553)	1,729	10,548
Construction and land development	6,039	(200)	(18)	36	5,857
Commercial and industrial	5,443	(1,483)	—	936	4,896
Consumer and other	459	(228)	(90)	146	287

Totals	40,821	(7,443)	(1,386)	4,579	36,571

Other real estate:
Residential construction and development	8,829	(1,167)	18	—	7,680
Commercial construction and development	11,850	(1,919)	—	—	9,931
Other	4,771	(1,933)	1,368	—	4,206

Totals	25,450	(5,019)	1,386	—	21,817

Total nonperforming assets and troubled debt restructurings	$92,897	(15,751)	—	5,332	$82,478

OTHER THIRD QUARTER 2012 HIGHLIGHTS:

•	Improving Balance Sheet Composition

•

The firm has continued to reposition its deposit base so that average balances for noninterest-bearing demand, interest checking, savings and money market accounts increased to $3.08 billion for the third quarter of 2012 from $2.98 billion for the second quarter of 2012. That represents a growth rate of 3.4 percent on a linked-quarter basis and 13.4 percent annualized. In comparison to the prior year’s third quarter, average balances for noninterest-bearing demand, interest checking, savings and money market accounts increased 30.8 percent, while average balances for higher-cost time deposits decreased 25.4 percent.

•	Average balances for noninterest-bearing demand and interest checking made up 39.7 percent of average total deposits at Sept. 30, 2012, up from 33.4 percent for the quarter ended Sept. 30, 2011.

•

As a result of growing loan demand, the firm has steadily reduced the size of its investment portfolio by $158.0 million since the beginning of 2012, primarily through bond maturities, calls and mortgage-backed securities principal pay-downs.

•	At Sept. 30, 2012, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 9.2 percent, compared to 8.7 percent at June 30, 2012, and 8.2 percent at Sept. 30, 2011.

•	At Sept. 30, 2012, Pinnacle’s total risk-based capital ratio was 13.4 percent, compared to 13.5 percent at June 30, 2012, and 15.9 percent at Sept. 30, 2011.

“We continue to be pleased with the loan growth that occurred during the third quarter and anticipate continued loan growth in the fourth quarter given our current business development pipelines,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “We are also pleased with the double-digit growth in average noninterest bearing deposit accounts, which now make up approximately 21.6 percent of our average deposits.”

•	Revenue growth

•

Net interest income for the quarter ended Sept. 30, 2012, was $40.9 million, compared to $40.2 million in the second quarter of 2012 and $38.4 million for the third quarter of 2011. Net interest income for the third quarter of 2012 was at its highest quarterly level since the firm’s founding in 2000.

•

Noninterest income for the quarter ended Sept. 30, 2012, was $10.4 million, compared to $9.9 million for the second quarter of 2012 and $10.1 million for the same quarter last year. Excluding the impact of net securities gains, noninterest income was up 6.8 percent on a linked-quarter basis.

•

Gains on mortgage loans sold, net of commissions, were $2.0 million during the third quarter of 2012, compared to $1.5 million during the second quarter of 2012 and $1.3 million during the third quarter of 2011.

“Our margin expansion in recent quarters has been largely attributable to reductions in our cost of funds,” Carpenter said. “We have additional opportunities to reduce our funding costs, but the pace of improvement should decrease in future quarters. Declining loan yields are another headwind facing our industry, so we were pleased our third quarter results experienced only a slight decrease on yields.”

•	Noninterest and income tax expense

•	Noninterest expense for the quarter ended Sept. 30, 2012, was $33.6 million, compared to $35.7 million in the third quarter of 2011 and $33.9 million in the second quarter of 2012.

•	Salaries and employee benefits costs increased by 1.2 percent from the second quarter of 2012 and 2.4 percent from the same period last year.

•

Included in noninterest expense for the third quarter of 2012 was $2.4 million in other real estate expenses, compared to $5.1 million in the third quarter of 2011 and $3.1 million in the second quarter of 2012.

•

Income tax expense was $5.0 million for the third quarter of 2012, compared to a benefit of $17.0 million in the third quarter of 2011 and expense of $5.1 million in the second quarter of 2012. The income tax benefit in the third quarter of 2011 was the result of the release of the valuation allowance against our deferred tax assets.

Included in the other real estate expense for the quarter was $1.0 million of additional write downs of existing OREO balances based on updated appraisals. The firm also recorded $933,000 in net losses related to the disposition of $7.4 million of other real estate. Noninterest expense excluding the impact of OREO expenses was approximately $31.2 million in the third quarter of 2012, compared to $30.8 million in the second quarter of 2012 and $30.6 million in the third quarter of 2011.

Carpenter said that management continues to be pleased with the progress toward increasing the operating leverage of the firm, noting that the efficiency ratio had improved to 65.4 percent, or 60.7 percent, excluding the impact of other real estate expenses. He stated the quarterly expense run rate for the fourth quarter of 2012 should remain consistent with that of the third quarter.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Oct. 17, 2012, to discuss third quarter 2012 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle has consistently been named a “Best Place to Work” by several publications. Pinnacle has the largest market share among businesses in Nashville with annual sales from $1 to $500 million, according to Greenwich Associates.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.8 billion in assets at Sept. 30, 2012. At Sept. 30, 2012, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and three offices in Knoxville.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the development of any new market other than Nashville or Knoxville; (xi) a merger or acquisition; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xiv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xv) inability to comply with regulatory capital requirements, including those resulting from recently proposed changes to capital calculation methodologies and required capital maintenance levels; and, (xvi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2012	December 31, 2011
ASSETS
Cash and noninterest-bearing due from banks	$70,730,026	$63,015,997
Interest-bearing due from banks	76,678,278	108,422,470
Federal funds sold and other	730,583	724,573

Cash and cash equivalents	148,138,887	172,163,040

Securities available-for-sale, at fair value	738,705,182	894,962,246
Securities held-to-maturity (fair value of $586,813 and $2,369,118 and at September 30, 2012 and December 31, 2011, respectively)	574,843	2,329,917
Mortgage loans held-for-sale	39,245,780	35,363,038

Loans	3,525,164,123	3,291,350,857
Less allowance for loan losses	(69,092,075)	(73,974,675)

Loans, net	3,456,072,048	3,217,376,182
Premises and equipment, net	74,536,714	77,127,361
Other investments	25,871,346	44,653,840
Accrued interest receivable	15,774,555	15,243,366
Goodwill	244,044,967	244,076,492
Core deposit and other intangible assets	5,786,703	7,842,267
Other real estate owned	21,816,528	39,714,415
Other assets	100,818,517	113,098,540

Total assets	$4,871,386,070	$4,863,950,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$844,480,484	$717,378,933
Interest-bearing	673,083,495	637,203,420
Savings and money market accounts	1,606,698,275	1,585,260,139
Time	595,024,885	714,496,974

Total deposits	3,719,287,139	3,654,339,466
Securities sold under agreements to repurchase	134,786,974	131,591,412
Federal Home Loan Bank advances	190,887,031	226,068,796
Subordinated debt and other borrowings	106,783,292	97,476,000
Accrued interest payable	1,570,473	2,233,330
Other liabilities	45,246,690	42,097,132

Total liabilities	4,198,561,599	4,153,806,136

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 71,250 shares issued and outstanding at December 31, 2011	.	69,096,828
Common stock, par value $1.00; 90,000,000 shares authorized; 34,691,659 shares and 34,354,960 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	34,691,659	34,354,960
Common stock warrants	—	3,348,402
Additional paid-in capital	543,042,267	536,227,537
Retained earnings	75,656,530	49,783,584
Accumulated other comprehensive income, net of taxes	19,434,015	17,333,257

Stockholders’ equity	672,824,471	710,144,568

Total liabilities and stockholders’ equity	$4,871,386,070	$4,863,950,704

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Interest income:
Loans, including fees	$40,405,396	$38,571,893	$118,331,163	$115,830,529
Securities
Taxable	3,973,717	5,952,599	13,356,957	18,792,778
Tax-exempt	1,621,541	1,819,642	4,972,539	5,593,341
Federal funds sold and other	440,254	543,496	1,557,831	1,684,376

Total interest income	46,440,908	46,887,630	138,218,490	141,901,024

Interest expense:
Deposits	3,986,328	7,138,053	13,112,653	24,869,045
Securities sold under agreements to repurchase	99,379	204,107	370,405	931,120
Federal Home Loan Bank advances and other borrowings	1,422,845	1,189,742	4,114,008	3,929,119

Total interest expense	5,508,552	8,531,902	17,597,066	29,729,284

Net interest income	40,932,356	38,355,728	120,621,424	112,171,740
Provision for loan losses	1,412,575	3,632,440	3,080,892	16,358,767

Net interest income after provision for loan losses	39,519,781	34,723,288	117,540,532	95,812,973

Noninterest income:
Service charges on deposit accounts	2,531,707	2,361,803	7,295,045	6,953,466
Investment services	1,676,601	1,698,886	4,934,262	4,844,398
Insurance sales commissions	987,222	1,001,716	3,415,945	3,055,194
Gain on mortgage loans sold, net	1,978,935	1,295,278	4,930,190	2,693,913
(Loss) gain on sale of investment securities, net	(49,784)	376,509	162,733	827,708
Trust fees	767,042	753,551	2,332,716	2,253,474
Other noninterest income	2,537,863	2,592,170	7,217,879	7,585,231

Total noninterest income	10,429,586	10,079,913	30,288,770	28,213,384

Noninterest expense:
Salaries and employee benefits	19,470,535	19,015,217	58,500,279	55,462,370
Equipment and occupancy	5,156,131	4,942,917	15,217,897	15,009,641
Other real estate expense	2,399,232	5,079,127	10,179,572	13,238,853
Marketing and other business development	834,661	751,094	2,359,760	2,271,267
Postage and supplies	637,906	509,279	1,816,925	1,544,253
Amortization of intangibles	683,430	715,514	2,055,564	2,147,323
Other noninterest expense	4,396,465	4,662,073	13,183,603	15,059,685

Total noninterest expense	33,578,360	35,675,221	103,313,600	104,733,392

Income before income taxes	16,371,007	9,127,980	44,515,702	19,292,965
Income tax expense (benefit)	5,021,882	(16,973,019)	14,361,979	(16,684,605)

Net income	11,349,125	26,100,999	30,153,723	35,977,570
Preferred dividends	—	1,213,889	1,660,868	3,602,083
Accretion on preferred stock discount	—	349,817	2,153,172	983,448

Net income available to common stockholders	$11,349,125	$24,537,293	$26,339,683	$31,392,039

Per share information:
Basic net income per common share available to common stockholders	$0.33	$0.74	$0.78	$0.94

Diluted net income per common share available to common stockholders	$0.33	$0.72	$0.76	$0.92

Weighted average shares outstanding:
Basic	33,939,248	33,372,980	33,879,186	33,398,029
Diluted	34,523,076	33,993,914	34,473,895	34,037,739

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars In thousands)	September 2012	June 2012	March 2012	December 2011	September 2011	June 2011
Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,167,136	1,167,068	1,123,690	1,110,962	1,087,333	1,091,283
Consumer real estate - mortgage loans	680,890	687,002	688,817	695,745	711,994	708,280
Construction and land development loans	312,788	289,061	281,624	274,248	278,660	282,064
Commercial and industrial loans	1,279,050	1,227,275	1,180,578	1,145,735	1,095,037	1,058,263
Consumer and other	85,300	74,277	63,160	64,661	68,125	67,214
Total loans	3,525,164	3,444,683	3,337,869	3,291,351	3,241,149	3,207,104
Allowance for loan losses	(69,092)	(69,614)	(71,379)	(73,975)	(74,871)	(76,971)
Securities	739,280	790,493	839,769	897,292	942,752	925,508
Total assets	4,871,386	4,931,878	4,789,583	4,863,951	4,868,905	4,831,333
Noninterest-bearing deposits	844,480	806,402	756,909	717,379	722,694	662,018
Total deposits	3,719,287	3,709,820	3,605,291	3,654,339	3,712,650	3,761,520
Securities sold under agreements to repurchase	134,787	127,623	118,089	131,591	128,954	124,514
FHLB advances	190,887	270,995	226,032	226,069	161,106	111,191
Subordinated debt and other borrowings	106,783	122,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	672,824	659,287	718,665	710,145	724,374	699,228

Balance sheet data, quarterly averages:
Total loans	$3,488,736	3,402,671	3,280,030	3,261,972	3,207,213	3,211,591
Securities	766,547	818,795	875,509	924,153	939,778	972,750
Total earning assets	4,379,742	4,365,715	4,316,973	4,347,352	4,308,710	4,347,552
Total assets	4,860,394	4,847,583	4,820,951	4,852,311	4,786,485	4,826,731
Noninterest-bearing deposits	799,508	755,594	701,760	705,580	671,796	628,929
Total deposits	3,705,672	3,636,240	3,597,271	3,641,845	3,699,553	3,722,613
Securities sold under agreements to repurchase	136,918	130,711	129,892	141,818	145,050	175,705
FHLB advances	214,271	232,606	238,578	209,619	111,699	114,072
Subordinated debt and other borrowings	112,406	101,872	97,476	97,476	97,476	97,476
Total stockholders’ equity	669,673	718,841	719,788	729,622	708,973	691,020

Statement of operations data, for the three months ended:
Interest income	$46,441	45,953	45,824	46,446	46,888	47,789
Interest expense	5,509	5,768	6,320	7,153	8,532	9,994

Net interest income	40,932	40,185	39,504	39,293	38,356	37,795
Provision for loan losses	1,413	634	1,034	5,439	3,632	6,587

Net interest income after provision for loan losses	39,519	39,551	38,470	33,854	34,724	31,208
Noninterest income	10,430	9,910	9,949	9,727	10,080	9,809
Noninterest expense	33,578	33,916	35,820	34,374	35,676	34,357

Income before taxes	16,371	15,545	12,599	9,207	9,128	6,660
Income tax expense (benefit)	5,022	5,106	4,234	1,447	(16,973)	288
Preferred dividends and accretion	—	2,655	1,159	2,079	1,564	1,529

Net income available to common stockholders	$11,349	7,785	7,206	5,681	24,537	4,843

Profitability and other ratios:
Return on avg. assets (1)	0.93%	0.65%	0.60%	0.46%	2.06%	0.40%
Return on avg. equity (1)	6.74%	4.36%	4.03%	3.09%	13.88%	2.81%
Return on avg. tangible equity (1)	10.76%	7.58%	6.13%	4.93%	20.69%	4.32%
Net interest margin (1) (2)	3.78%	3.76%	3.74%	3.65%	3.60%	3.55%
Noninterest income to total revenue (3)	20.31%	19.78%	20.12%	19.84%	20.81%	20.61%
Noninterest income to avg. assets (1)	0.85%	0.82%	0.83%	0.80%	0.84%	0.82%
Noninterest exp. to avg. assets (1)	2.75%	2.81%	2.99%	2.81%	2.99%	2.86%
Noninterest expense (excluding ORE) to avg. assets (1)	2.55%	2.56%	2.60%	2.50%	2.57%	2.54%
Efficiency ratio (4)	65.38%	67.70%	72.43%	70.12%	73.66%	72.17%
Avg. loans to average deposits	94.15%	93.58%	91.18%	89.57%	86.69%	86.27%
Securities to total assets	15.18%	16.03%	17.53%	18.45%	19.36%	19.16%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended September 30, 2012			Three months ended Sepptember 30, 2011
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets :
Loans (1)	$3,488,736	$40,405	4.62%	$3,207,213	$38,572	4.78%
Securities
Taxable	585,782	3,974	2.70%	747,784	5,953	3.16%
Tax-exempt (2)	180,765	1,622	4.77%	191,994	1,820	5.02%
Federal funds sold and other	124,459	440	1.55%	161,719	543	1.44%

Total interest-earning assets	4,379,742	$46,441	4.28%	4,308,710	$46,888	4.38%

Nonearning assets
Intangible assets	250,274			253,102
Other nonearning assets	230,378			224,673

Total assets	$4,860,394			$4,786,485

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$672,057	$637	0.38%	$564,077	$821	0.58%
Savings and money market	1,606,189	1,959	0.49%	1,622,200	3,299	0.81%
Time	627,918	1,390	0.88%	841,480	3,018	1.42%

Total interest-bearing deposits	2,906,164	3,986	0.55%	3,027,757	7,138	0.94%
Securities sold under agreements to repurchase	136,918	99	0.29%	145,050	204	0.56%
Federal Home Loan Bank advances	214,271	621	1.15%	111,699	532	1.89%
Subordinated debt and other borrowings	112,406	802	2.84%	97,476	658	2.68%

Total interest-bearing liabilities	3,369,759	5,508	0.65%	3,381,982	8,532	1.00%
Noninterest-bearing deposits	799,508	—	—	671,796	—	—

Total deposits and interest-bearing liabilities	4,169,267	$5,508	0.53%	4,053,778	$8,532	0.84%

Other liabilities	21,454			23,734
Stockholders’ equity	669,673			708,973

Total liabilities and stockholders’ equity	$4,860,394			$4,786,485

Net interest income		$40,933			$38,356

Net interest spread (3)			3.63%			3.38%
Net interest margin (4)			3.78%			3.60%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2012 would have been 3.76% compared to a net interest spread of 3.54% for the quarter ended September 30, 2011.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This	information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended September 30, 2012			Nine months ended September 30, 2011
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans (1)	$3,390,838	$118,331	4.67%	$3,203,346	$115,831	4.84%
Securities
Taxable	636,516	13,357	2.80%	779,585	18,793	3.22%
Tax-exempt (2)	183,572	4,973	4.83%	194,447	5,593	5.13%
Federal funds sold and other	143,311	1,558	1.58%	170,192	1,684	1.43%

Total interest-earning assets	4,354,237	$138,219	4.30%	4,347,570	$141,901	4.43%

Nonearning assets
Intangible assets	250,969			253,806
Other nonearning assets	237,805			225,640

Total assets	$4,843,011			$4,827,016

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$674,086	$2,243	0.44%	$582,832	$2,765	0.63%
Savings and money market	1,562,930	6,068	0.52%	1,599,737	11,149	0.93%
Time	657,073	4,802	0.98%	916,510	10,955	1.60%

Total interest-bearing deposits	2,894,089	13,113	0.61%	3,099,079	24,869	1.07%
Securities sold under agreements to repurchase	132,523	370	0.37%	168,594	931	0.74%
Federal Home Loan Bank advances	228,378	1,847	1.08%	112,181	1,952	2.32%
Subordinated debt and other borrowings	104,003	2,267	2.91%	98,446	1,977	2.69%

Total interest-bearing liabilities	3,358,993	17,597	0.70%	3,478,300	29,729	1.14%
Noninterest-bearing deposits	752,491	—	—	632,075	—	—

Total deposits and interest-bearing liabilities	4,111,484	$17,597	0.57%	4,110,375	$29,729	0.97%

Other liabilities	28,881			22,332
Stockholders’ equity	702,646			694,309

Total liabilities and stockholders’ equity	$4,843,011			$4,827,016

Net interest Income		$120,622			$112,172

Net interest spread (3)			3.60%			3.29%
Net interest margin (4)			3.76%			3.52%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2012 -would have been 3.73% compared to a net interest spread of 3.46% for the nine months ended September 30, 2011.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September 2012	June 2012	March 2012	December 2011	September 2011	June 2011
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$36,571	40,821	42,852	47,855	54,640	59,727
Other real estate (ORE)	21,817	25,450	34,019	39,714	45,500	52,395

Total nonperforming assets	$58,388	66,271	76,871	87,569	100,140	112,122

Past due loans over 90 days and still accruing interest	$162	—	821	858	1,911	481
Troubled debt restructurings (5)	$24,090	26,626	22,832	23,416	18,187	12,990
Net loan charge-offs	$1,935	2,399	3,630	6,335	5,732	8,605
Allowance for loan losses to nonperforming loans	188.9%	170.5%	166.6%	154.6%	137.0%	128.9%
As a percentage of total loans:
Past due accruing loans over 30 days	0.35%	0.21%	0.34%	0.36%	0.28%	0.40%
Potential problem loans (6)	3.13%	3.49%	3.78%	4.12%	4.09%	4.62%
Allowance for loan losses	1.96%	2.02%	2.14%	2.25%	2.31%	2.40%
Nonperforming assets to total loans and ORE	1.65%	1.91%	2.28%	2.66%	3.05%	3.44%
Nonperforming assets to total assets	1.20%	1.34%	1.60%	1.80%	2.06%	2.32%
Annualized net loan charge-offs year-to-date to avg. loans (7)	0.31%	0.36%	0.45%	0.94%	1.00%	1.14%
Avg. commercial loan internal risk ratings (6)	4.6	4.6	4.7	4.6	4.7	4.8

Interest rates and yields:
Loans	4.62%	4.65%	4.74%	4.74%	4.78%	4.87%
Securities	3.19%	3.27%	3.31%	3.26%	3.54%	3.67%
Total earning assets	4.28%	4.29%	4.33%	4.30%	4.38%	4.47%
Total deposits, including non-interest bearing	0.43%	0.47%	0.63%	0.62%	0.77%	0.90%
Securities sold under agreements to repurchase	0.29%	0.36%	0.48%	0.50%	0.56%	0.79%
FHLB advances	1.15%	1.07%	1.03%	1.07%	1.89%	2.42%
Subordinated debt and other borrowings	2.84%	2.91%	3.00%	2.80%	2.68%	2.73%
Total deposits and interest-bearing liabilities	0.53%	0.57%	0.63%	0.69%	0.84%	0.98%

Pinnacle Financial Partners capital ratios (8):
Stockholders’ equity to total assets	13.8%	13.4%	15.0%	14.6%	14.9%	14.5%
Leverage	10.5%	10.3%	11.7%	11.4%	11.9%	11.2%
Tier one risk-based	12.1%	12.0%	14.0%	13.8%	14.4%	13.9%
Total risk-based	13.4%	13.5%	15.4%	15.3%	15.9%	15.5%
Tier one common equity to risk weighted assets	10.1%	10.0%	10.1%	9.9%	9.8%	9.2%
Tangible common equity to tangible assets	9.2%	8.7%	8.8%	8.4%	8.2%	7.7%
Pinnacle Bank ratios :
Classified Asset Ratio	33.4%	37.8%	39.3%	44.4%	46.8%	52.9%
Leverage	10.5%	10.4%	10.6%	10.3%	10.2%	9.7%
Tier one risk-based	12.0%	12.0%	12.6%	12.5%	12.3%	12.0%
Total risk-based	13.3%	13.3%	14.1%	14.0%	13.8%	13.6%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September 2012	June 2012	March 2012	December 2011	September 2011	June 2011
Per share data:
Earnings – basic	$0.33	0.23	0.21	0.17	0.74	0.14
Earnings – diluted	$0.33	0.23	0.21	0.17	0.72	0.14
Book value per common share at quarter end (9)	$19.39	18.92	18.66	18.56	18.34	17.71
Tangible common equity per common share	$12.19	11.79	11.50	11.33	11.08	10.38

Weighted avg. common shares – basic	33,939,248	33,885,779	33,811,871	33,485,253	33,372,980	33,454,229
Weighted avg. common shares – diluted	34,523,076	34,470,794	.34,423,898	34,127,209	33,993,914	34,095,636
Common shares outstanding	34,691,659	34,675,913	34,616,013	34,354,960	34,306,927	34,136,163

Investor information:
Closing sales price	$19.32	19.51	18.35	16.15	10.94	15.56
High closing sales price during quarter	$20.38	19.51	18.44	16.65	16.21	16.82
Low closing sales price during quarter	$18.88	16.64	15.25	10.28	10.52	14.15

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$130,277	105,486	119,426	134,842	104,663	69,123
Gross fees (10)	$3,193	2,511	2,608	2,766	2,166	1,380
Gross fees as a percentage of mortgage loans originated	2.45%	2.38%	2.18%	2.05%	2.07%	2.00%
(Losses) gains on sales of investment securities, net of OTTI	$(50)	99	114	133	377	610
Brokerage account assets, at quarter-end (11)	$1,244,100	1,191,259	1,176,180	1,061,249	987,908	1,101,000
Trust account assets, at quarter-end	$761,641	803,904	789,614	632,608	607,668	663,304
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$40,662	54,598	52,155	62,209	57,045	50,797
Core deposits (12)	$3,576,425	3,523,542	3,405,915	3,441,547	3,388,692	3,437,595
Core deposits to total funding (12)	86.1%	83.3%	84.3%	83.7%	82.6%	84.0%
Risk-weighted assets	$4,033,407	3,992,473	3,826,678	3,780,412	3,751,479	3,693,390
Total assets per full-time equivalent employee	$6,715	6,724	6,442	6,511	6,580	6,538
Annualized revenues per full-time equivalent employee	$281.6	273.9	266.8	263.2	262.5	261.3
Number of employees (full-time equivalent)	725.5	733.5	743.5	747.0	740.0	739.0
Associate retention rate (13)	93.4%	94.0%	93.7%	92.0%	92.6%	89.6%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - August 2012	757.6	764.7	747.8	757.3	735.5	738.3
Knoxville MSA nonfarm employment - August 2012	337.3	338.9	330.9	331.7	327.7	325.1
Nashville MSA unemployment - August 2012	7.1%	6.8%	7.2%	7.2%	8.5%	8.9%
Knoxville MSA unemployment - August 2012	6.8%	6.4%	6.7%	6.6%	7.9%	8.3%
Nashville residential median home price	$177.1	175.5	168.5	168.5	171.6	167.1
Nashville inventory of residential homes for sale (16)	11.0	11.8	11.8	10.6	13.4	14.0

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September 2012	June 2012	March 2012	December 2011	September 2011	June 2011
Tangible assets:
Total assets	$4,871,386	$4,931,878	$4,789,583	$4,863,951	$4,868,905	$4,831,333
Less: Goodwill	(244,045)	(244,065)	(244,072)	(244,076)	(244,082)	(244,083)
Core deposit and other intangible assets	(5,787)	(6,470)	(7,156)	(7,842)	(8,558)	(9,273)

Net tangible assets	$4,621,554	$4,681,343	$4,538,355	$4,612,033	$4,616,265	$4,577,976

Tangible equity:
Total stockholders’ equity	$672,824	$659,287	$718,665	$710,145	$724,374	$699,228
Less: Goodwill	(244,045)	(244,065)	(244,072)	(244,076)	(244,082)	(244,083)
Core deposit and other intangible assets	(5,787)	(6,470)	(7,156)	(7,842)	(8,558)	(9,273)

Net tangible equity	422,992	408,752	467,437	458,226	471,734	445,872
Less: Preferred stock	—	—	(69,355)	(69,097)	(91,772)	(91,422)

Net tangible common equity	$422,992	$408,752	$398,082	$389,130	$379,962	$354,449

Ratio of tangible common equity to tangible assets	9.15%	8.73%	8.77%	8.44%	8.23%	7.74%

	For the three months ended
	September 2012	June 2012	March 2012	December 2011	September 2011	June 2011
Net interest income	$40,932	$40,185	$39,504	$39,293	$38,356	$37,795

Noninterest income	10,430	9,910	9,949	9,727	10,080	9,809
Less: Net (losses) gains on sale of investment securities	(50)	99	114	133	377	610

Noninterest income excluding the impact of other net (losses) gains on sale of investment securities	$10,480	$9,811	$9,835	$9,594	$9,703	$9,199

Noninterest expense	33,578	33,915	35,820	34,374	35,676	34,357
Other real estate owned expense	2,399	3,104	4,676	4,193	5,079	3,826

Noninterest expense excluding the impact of other real estate owned expense	$31,179	$30,811	$31,144	$30,181	$30,597	$30,532

Adjusted pre-tax pre-provision income (15)	$20,233	$19,185	$18,195	$1 8,706	$17,462	$16,463

Efficiency Ratio (4)	65.4%	67.7%	72.4%	70.1%	73.7%	72.2%

Efficiency Ratio excluding the impact of other real estate owned expense (4)	60.7%	61.5%	63.0%	61.6%	63.2%	64.1%

Noninterest expense	$33,578	$33,915	$35,820	$34,374	$35,676	$34,357
Other real estate owned expense	2,399	3,104	4,676	4,193	5,079	3,826

Noninterest expense excluding the impact of other real estate owned expense	$31,179	$30,811	$31,144	$30,181	$30,597	$30,532

Total average assets	4,860,394	4,847,583	4,820,951	4,852,311	4,786,485	4,826,731

Noninterest expense (excluding ORE) to avg. assets (1)	2.55%	2.56%	2.60%	2.50%	2.57%	2.54%

	For the three months ended September 30, 2011	For the nine months ended September 30,
		2012	2011
Net income available to common stockholders	$24,537	$26,340	$31,392
Reversal of valuation allowance based on net deferred tax assets	(22,480)	—	(22,480)
Actual 2011 current tax expense	5,211	—	5,211
Accelerated accretion on preferred stock discount	—	$1,664	—

	$7,268	$28,004	$14,123

Diluted net income per common share available to common stockholders, as adjusted	$0.21	$0.81	$0.41

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.
2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3.	Total revenue is equal to the sum of net interest income and noninterest income.
4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5.	Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.
6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.
7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8.	Capital ratios are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Tangible common equity to total assets – End of period total stockholders’ equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Classified asset – Classified assets as a percentage of Tier 1 Capital less allowance for loan losses.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.
10.	Amounts are included in the statement of operations in “Gains on loans sold, net”, net of commissions paid on such amounts,
11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
12.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
13.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.
14.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.
15.	Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses.
16.	Represents homes currently listed with MLS in the Nashville MSA.